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                                                                   Exhibit 10.23

                               FIRST AMENDMENT TO
                         THE PEABODY ENERGY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         WHEREAS, Peabody Energy Corporation (the "Company") previously adopted the Peabody Energy Corporation Employee Stock Purchase Plan (the "Plan");

         WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the power to amend the Plan, subject to certain limitations set forth therein;

         WHEREAS, for purposes of (i) complying with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and (ii) maintaining the tax-qualified status of the Peabody Holding Company, Inc. Employee Retirement Account, the Lee Ranch Coal Company Retirement and Savings Plan for Salaried Employees, the Lee Ranch Coal Company Retirement and Savings Plan for Hourly Employees and the Peabody Western - UMWA 401(k) Plan (the "401(k) Plans"), contributions made to the Plan by any participant must be suspended following any hardship withdrawal made by such participant under the 401(k) Plans;

         WHEREAS, the Company deems appropriate to amend the Plan to reflect this suspension requirement under Section 401(k) of the Code and the regulations promulgated thereunder;

         NOW, THEREFORE, the Plan is amended as follows effective as of the Effective Date (as such term is defined in the Plan):

                                       I.

         Section 3.3 of the Plan is hereby amended by adding the following subsection 3.3(e) at the end thereof:

                  "(e) Notwithstanding anything in the Plan to the contrary, contributions otherwise made by an Employee to the Plan pursuant to the enrollment procedure described in Section 3.2 shall be automatically suspended to the extent, and for the period of time, required under
         Section 401(k) of the Code and the regulations promulgated thereunder."

                                       II.

         The Plan shall otherwise remain in full force an effect.

Dated: February 7, 2002

                                     PEABODY ENERGY CORPORATION

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                                     By: /s/ SHARON FIEHLER
                                     Title: Vice President - Human Resources